SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

CRESCENT FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

1005 HIGH HOUSE ROAD, CARY, NC 27513

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers.

On October 24, 2007, Crescent Financial Corporation (the “Registrant”) entered into various compensatory agreements with several of its executive officers. Capitalized terms used in the ensuing discussion of the compensatory agreements have the same meanings as those ascribed to them in the particular compensatory agreement. Several of the changes in the compensatory agreements have been made solely to comply with Section 409A of the Internal Revenue Code and are not detailed in the discussion below.

Employment Agreements. The Registrant entered into new employment agreements that replace prior employment agreements with each of Michael G. Carlton, President and Chief Executive Officer of the Registrant and its wholly owned subsidiary, Crescent State Bank (the “Bank”), Bruce W. Elder, Vice President and Principal Accounting Officer of the Registrant and Senior Vice President and Chief Financial Officer of the Bank, Ray D. Vaughn, Senior Vice President of the Bank and Thomas E. Holder, Jr., Senior Credit Officer of the Bank. The Registrant entered into a new employment agreement with W. Keith Betts, Executive Vice President of the Bank, that restates and amends a previous employment agreement with Mr. Betts entered into with Port City Capital Bank, which has merged into the Bank. The following describes the material terms of the employment agreements for each officer.

Michael G. Carlton. Mr. Carlton’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that his employment and the agreement terminate upon his attainment of age 65. The agreement provides that Mr. Carlton is to be appointed to the Board of the Registrant and the Bank. It provides for a Base Salary of $280,000, the payment of country club dues and a new car for his business and personal use every three years. The agreement provides indemnification to Mr. Carlton for his services as an officer and director and agrees to maintain liability insurance covering him. In the event he is Involuntarily Terminated without Cause or he Voluntarily Terminates with Good Reason, Mr. Carlton is entitled to certain post-termination benefits. In these instances, he will receive (i) his then current Base Salary for 24 months following termination, (ii) post-termination life and medical insurance coverage until (w) he obtains a new job with coverage, (x) attains age 65, (y) dies or (z) the end of the remaining term of the employment agreement as of the date of the termination, whichever occurs first, (iii) the cash out value of his unvested stock options, and (iv) reimbursement for outplacement expenses and support. Mr. Carlton is entitled to a Change in Control benefit equal to three times his then current Base Salary plus cash bonuses and incentives awarded as of the end of the year before the Change in Control. Mr. Carlton will receive a tax gross-up of this Change in Control benefit to compensate him for excise taxes owing under Section 280G of the Internal Revenue Code. In the event benefits under Mr. Carlton’s employment agreement are contested following a Change in Control, Mr. Carlton is entitled to receive legal fee reimbursements up to $250,000. Mr. Carlton is subject to a non-disclosure provision regarding the confidential information of the Registrant and Bank that survives termination of the employment agreement.

Bruce W. Elder. Mr. Elder’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that his employment and the agreement terminate upon his attainment of age 65. Mr. Elder’s employment agreement provides for a Base Salary of $160,000 and perquisites customary for his position and title. The agreement provides indemnification to Mr. Elder for his services as an officer and agrees to maintain liability insurance covering him. In the event he is Involuntarily Terminated without Cause, Mr. Elder is entitled to certain post-termination benefits. Mr. Elder will receive his then current Base Salary for 12 months following his termination. This benefit will not be paid if Mr. Elder is terminated within 24 months following a Change in Control and will be reduced if he becomes employed during the 12-month period following termination. Mr. Elder is subject to a non-disclosure provision regarding the confidential information of the Registrant and Bank that survives termination of the employment agreement.

W. Keith Betts. Mr. Betts’ employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that his employment and the agreement terminate upon his attainment of age 65. Mr. Betts’ employment agreement provides for a Base Salary of $175,000 and perquisites customary for his position and title, including club dues of up to $750 per month. In the event he is Involuntarily Terminated without Cause or Voluntarily Terminates with Good Reason, Mr. Betts is entitled to certain post-termination benefits. In these instances, he will receive (i) 2.5 times his then current Base Salary (this cash severance is not available if he is terminated following a Change in Control), (ii) the cash out value of his unvested stock options and (iii) reimbursement for outplacement expenses and support. Mr. Betts is subject to a non-disclosure provision regarding the confidential information of the Registrant and Bank that survives termination of the employment agreement. If Mr. Betts is no longer employed with the Registrant or Bank, he is prohibited from soliciting any employees of the Registrant or Bank for a period of one year following termination. Mr. Betts is also prohibited from competing directly or indirectly with the Registrant or Bank in New Hanover County, North Carolina and any contiguous counties for a period of two years if his employment terminates before September 1, 2011 and for one year if his employment terminates after September 1, 2011 but before September 1, 2013. After September 1, 2013, Mr. Betts is no longer subject to the non-compete provisions of his employment agreement. In consideration for this non-compete provision, Mr. Betts has received payments of $78,333 on each of September 1, 2006 and 2007 and is scheduled to receive an additional $78,333 on September 1, 2008.

Ray D. Vaughn. Mr. Vaughn’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that his employment and the agreement terminate upon his attainment of age 65. Mr. Vaughn’s employment agreement provides for a Base Salary of $160,000 and perquisites customary for his position and title. The agreement provides indemnification to Mr. Vaughn for his services as an officer and agrees to maintain liability insurance covering him. In the event he is Involuntarily Terminated without Cause, Mr. Vaughn is entitled to certain post-termination benefits. Mr. Vaughn will receive his then current Base Salary for 12 months following his termination. This benefit will not be paid if Mr. Vaughn is terminated within 24 months following a Change in Control and will be reduced if he becomes employed during the 12-month period following termination. Mr. Vaughn is subject to a non-disclosure provision regarding the confidential information of the Registrant and Bank that survives termination of the employment agreement. If Mr. Vaughn is no longer employed with the Registrant or Bank, he is prohibited from soliciting any employees of the Registrant or Bank for a period of one year following termination. Mr. Vaughn is also prohibited from competing directly or indirectly with the Registrant or Bank in Wake County, North Carolina and any contiguous counties and in any county in which the Bank has a branch or loan production office as of the date the agreement was signed or in any county in which the Bank establishes a branch or loan production office during the term of the agreement. This non-compete provision lasts for a period of two years following Mr. Vaughn’s termination.

Thomas E. Holder, Jr. Mr. Holder’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that his employment and the agreement terminate upon his attainment of age 65. Mr. Holder’s employment agreement provides for a Base Salary of $145,000 and perquisites customary for his position and title. The agreement provides indemnification to Mr. Holder for his services as an officer and agrees to maintain liability insurance covering him. In the event he is Involuntarily Terminated without Cause, Mr. Holder is entitled to certain post-termination benefits. Mr. Holder will receive his then current Base Salary for 12 months following his termination. This benefit will not be paid if Mr. Holder is terminated within 24 months following a Change in Control and will be reduced if he becomes employed during the 12-month period following termination. Mr. Holder is subject to a non-disclosure provision regarding the confidential information of the Registrant and Bank that survives termination of the employment agreement.

Salary Continuation Agreements. The Registrant entered into salary continuation agreements with Messrs. Betts and Vaughn and entered into amended salary continuation agreements with Messrs. Carlton, Elder and Holder.

In the event Mr. Betts or Mr. Vaughn reaches their Normal Retirement Age, 65, while still employed with the Bank, upon a Separation from Service each shall be entitled to receive $50,000 per year for life. If either Mr. Betts or Mr. Vaughn Separates from Service after age 55 or age 58, respectively, or is disabled, he will be entitled to the Accrual Balance, the liability accrued on the Bank’s balance sheet for this benefit, fully amortized. These payments will commence on the later of (a) the first day of the seventh month after the executive’s Separation from Service or (b) the executive’s attainment of Normal Retirement Age. If a Change in Control occurs, Messrs. Betts and Vaughn will be entitled to their respective Accrual Balances as of the date of such Change in Control in a lump sum payment. If Messrs. Betts or Vaughn are receiving either their Normal Retirement Age benefit, Early Termination benefit or Disability benefit and a Change in Control occurs, the executives shall be entitled to receive their remaining Accrual Balance in a lump sum payment. In general, if either executive dies before or after his Separation from Service, he will be entitled to receive his Accrual Balance at that time plus his benefit under the endorsement split dollar agreement, discussed below.

The Registrant’s existing salary continuation agreements with Messrs. Carlton, Elder and Holder were amended so as to comply with Section 409A of the Internal Revenue Code. In addition, Mr. Carlton’s Normal Retirement Age was reduced from age 65 to age 60, and the Normal Retirement Ages for Messrs. Elder and Holder were reduced from age 65 to age 62.

Endorsement Split Dollar Agreements. The Registrant entered into endorsement split dollar agreements with Messrs. Betts and Vaughn. The endorsement split dollar agreements provide that upon the death of the executive prior to his Separation from Service the executive’s beneficiary shall be entitled to receive the lesser of (a) 100% of the Net Death Proceeds, which is equal to the death proceeds of a life insurance policy carried on the life of the executive and the cash surrender value of such policy, or (b) $500,000. If the executive dies after his Separation from Service, his beneficiary is not entitled to any benefits under the endorsement split dollar agreement. Each executive has an option to purchase the life insurance policy within 60 days of his Separation from Service. The purchase price is equal to the cash surrender value of the policy at that time. This option to purchase lapses after 60 days.

The Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated: October 30, 2007